                                 EXHIBIT 10(f)

                          CYPRUS AMAX MINERALS COMPANY

                               MATERIAL CONTRACTS

                  DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE
                   DIRECTORS OF CYPRUS AMAX MINERALS COMPANY

                                                                   EXHIBIT 10(f)



                           DEFERRED COMPENSATION PLAN
                                      FOR
                           NON-EMPLOYEE DIRECTORS OF
                          CYPRUS AMAX MINERALS COMPANY

                 Amended and Restated Effective January 1, 1999

                           Deferred Compensation Plan
                                      For
                           Non-Employee Directors of
                          Cyprus Amax Minerals Company


                               Table of Contents
                               -----------------


Section 1.  Purpose                                               1

Section 2.  Definitions.......................................... 1
     (a)    "Account"............................................ 1
     (b)    "Administrator"...................................... 1
     (c)    "Beneficiary"........................................ 1
     (d)    "Board".............................................. 1
     (e)    "Board Member"....................................... 1
     (f)    "Change of Control".................................. 1
     (g)    "Change of Control Stock Value"...................... 2
     (h)    "Company"............................................ 3
     (i)    "Compensation"....................................... 3
     (j)    "Exchange Act"....................................... 3
     (k)    "Investments"........................................ 3
     (l)    "Participant"........................................ 3
     (m)    "Plan"............................................... 3
     (n)    "Plan Year".......................................... 3
     (o)    "Phantom Stock"...................................... 3
     (p)    "Stock".............................................. 3

Section 3.  Participation........................................ 4
     (a)    Participation is Voluntary........................... 4
     (b)    Filing of Application................................ 4
     (c)    Revoking or Modifying an Application................. 4
     (d)    Designation of Beneficiary........................... 4

Section 4.  Accrual of Benefits.................................. 4
     (a)    Deferred Compensation................................ 4
     (b)    Earnings............................................. 4
     (c)    Vesting.............................................. 5

Section 5.  Distribution of Benefits............................. 6
     (a)    Time of Distribution................................. 6
     (b)    Payment Upon Death................................... 6
     (c)    Methods of Payment................................... 6

Section 6.  Administration....................................... 6
     (a)    Appointment of Administrator......................... 6
     (b)    Rights and Duties of Administrator................... 6
     (c)    Quarterly Reports.................................... 7
     (d)    Information.......................................... 7

     (e)   Compensation, Indemnity and Liability............... 7

Section 7. Amendment and Discontinuance........................ 7
     (a)   Amendments.......................................... 7
     (b)   Discontinuance of Plan.............................. 7

Section 8. General Provisions.................................. 8
     (a)   No Interest in Assets............................... 8
     (b)   Restriction Against Assignment...................... 8
     (c)   Receipt or Release.................................. 8
     (d)   Payment on Behalf of Minor.......................... 8
     (e)   Forfeiture.......................................... 8
     (f)   Withholding......................................... 9
     (g)   Governing Law....................................... 9
     (h)   Captions............................................ 9
     (i)   Successors and Assigns.............................. 9
     (j)   Effective Date...................................... 9

                           Deferred Compensation Plan
                                      For
                           Non-Employee Directors of
                          Cyprus Amax Minerals Company


Section 1. Purpose. The purpose of the Plan is to assist the Company in recruiting qualified individuals to serve as non-employee members of the Board and to provide an incentive to such persons to continue to serve the Company in that capacity.

Section 2. Definitions. Whenever the following terms are used herein, with the first letter capitalized, they shall have the meanings specified below:

             (a) "Account" means the account maintained by the Administrator for each Participant which is to be credited, as hereinafter set forth, with Phantom Stock or other Investments equal in value to the amount of the Participant's Compensation which is deferred pursuant to this Plan, together with the earnings thereon as provided for herein.

             (b) "Administrator" means one or more individuals appointed in accordance with Section 6(a) to administer the Plan.

             (c) "Beneficiary" or "Beneficiaries" means the person or persons (including without limitation, any trustee) last designated by a Participant to receive the benefits specified hereunder, in the event of the Participant's death, or if there is no designated Beneficiary or surviving Beneficiary, the Participant's estate.

             (d)  "Board" means the Board of Directors of the Company.

             (e) "Board Member" means a member of the Board who is not an employee of the Company or any of its subsidiaries or affiliates.

             (f) "Change of Control" means the occurrence of any of the following events:

                   (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Section 2(f)(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with Sections 2(f)(iii)(A) and (B).

                  (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Consummation of a reorganization, merger or consolidation involving the Company or any subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, either (A)(1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be or (2) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or

                  (iv)    A complete liquidation or dissolution of the Company.

          (g) "Change of Control Stock Value" means the value of a share of Stock determined as follows:

                  (i) if the Change of Control results from an event described in Clause (iii) of the Change of Control definition, the highest per share price paid for shares of Stock in the transaction resulting in the Change of Control;

                  (ii) if the Change of Control results from an event described in Clauses (i) or (ii) of the Change of Control definition and no event described in Clauses (iii) or (iv) of the Change of Control definition has occurred in connection with such Change of

Control, the highest sale price of a share of Stock on any trading day during the sixty consecutive trading days immediately preceding the date of such Change of Control as reported on the New York Stock Exchange Composite Tape and published in the Wall Street Journal; or

                   (iii) If the Change of Control results from an event described in Clause (iv) of the Change of Control definition, the price per share received by holders of Stock in the transaction described in such Clause
(iv).

                 (h) "Company" means Cyprus Amax Minerals Company, a Delaware corporation, or any successor corporation.

                 (i) "Compensation" means for any Plan Year, all retainer, meeting, committee and chair fees payable in cash or in shares of Stock to a Board Member for service on the Board, or any other amounts payable for any services rendered to the Company as an independent contractor while serving as a Board Member, before any reduction pursuant to the Plan.

                 (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

                 (k) "Investments" means an Investment option, other than Phantom Stock, that is made available as the mechanism by which to credit hypothetical earnings on cash compensation deferred under the Plan, specifically
T. Rowe Price Funds. A Participant may modify his or her Investment elections quarterly, and such modification shall be effective as soon as administratively practicable after the Administrator receives the Participant's election to change Investments. The Company, in its sole discretion, has the right to utilize some other mechanism for measuring hypothetical earnings on cash compensation deferred under the Plan.

                 (l) "Participant" means any Board Member who elects to defer Compensation under the Plan in any Plan Year and who is entitled to a benefit hereunder.

                 (m) "Plan" means the Deferred Compensation Plan for Non-Employee Directors of Cyprus Amax Minerals Company, as set forth herein, and as amended from time to time.

                 (n) "Plan Year" means the 12-consecutive month period beginning January 1 and ending December 31 of each year; except that the initial Plan Year shall be the period beginning May 5, 1994, and ending December 31, 1994.

                 (o) "Phantom Stock" means one or more hypothetical shares of Stock. For purposes of the Plan, one share of Phantom Stock shall equal one share of Stock.

                 (p) "Stock" means the Common Stock of Cyprus Amax Minerals Company, without par value.

Section 3.   Participation

             (a) Participation is Voluntary. Participation in the Plan is voluntary. The Administrator shall notify each Board Member of his or her prospective eligibility to participate in the Plan at least thirty days prior to each November 30.

             (b) Filing of Application. To participate in the Plan for any Plan Year a Board Member must file a written application with the Administrator. The application for participation shall signify the Board Member's acceptance of the benefits and terms of his or her Compensation that he or she elects to defer under the Plan, whether such deferrals shall be credited to his or her Account as Phantom Stock or other Investments and the timing and form of the distribution of the Board Member's Plan benefits under the Plan. A Board Member electing to participate in the Plan for any Plan Year must file the application with the Administrator no later than November 30 immediately preceding such Plan Year.

  Notwithstanding any other provision of this Section, during the Plan Year in which a person first becomes a Board Member, the new Board Member may elect within thirty days after the date he or she becomes a Board Member to defer any or all Compensation to be earned for the remainder of that Plan Year for services to be performed subsequent to his or her deferral election, and, if such election is made, such deferred amount shall be credited to his or her Account as other Investments or as Phantom Stock.

             (c) Revoking or Modifying an Application. A Board Member may revoke or change his or her election to defer Compensation solely for future Plan Years by filing with the Administrator a form approved by the Administrator for such purpose no later than November 30 prior to the Plan Year for which the revocation or change shall be effective.

             (d) Designation of Beneficiary. Utilizing forms provided by the Administrator for such purpose, each Participant shall designate the Beneficiary or Beneficiaries to receive the amounts distributable from the Plan, if any, in the event of such Participant's death. A Participant may from time to time change the designated Beneficiary or Beneficiaries, without the consent of such Beneficiary or Beneficiaries, by filing a new designation with the Administrator utilizing forms available from the Administrator for such purpose. With respect to each Participant, the Company and the Administrator shall follow the Beneficiary designation last filed with the Administrator in accordance with the terms of the Plan.

Section 4.   Accrual of Benefits.

             (a) Deferred Compensation. Each Board Member who elects to participate in the Plan for any Plan Year must irrevocably elect to defer the receipt of all or a specified percentage of his or her Compensation for that Plan Year in accordance with the terms of Section 3(b). Said amount shall be credited to such Board Member's Account in accordance with Section 4(b) and shall be paid in accordance with Section 5.

             (b) Earnings. The amount of Compensation that a Participant elects to defer under the Plan shall increase or decrease in value during the period of deferral based on the market value of Phantom Stock or on the value of Investments, including earnings and losses thereon. On the date the Plan is credited with the deferred Compensation of a Participant, the Participant's Account shall be credited with cash or a number of shares of Phantom Stock (including fractional shares) having a value equal to the amount of the Participant's Compensation deferred on that date. The date the Plan is credited with the deferred cash Compensation shall be the date of the Board meeting for regularly scheduled meetings and shall be the date of the meetings(s) for other than regular Board meetings. The date the Plan is credited with the deferred Stock Compensation shall be the first business day of January of the year for which the deferral election was made. The value of Phantom Stock shall be determined using the closing market price of the Stock on the Composite Tape of the New York Stock Exchange for the date of valuation. If the Composite Tape is not operating on such date, or if Stock is not traded on such Exchange on such date, the value shall be computed using the closing price on the next business day on which such Stock is traded thereon.

    Whenever dividends are paid with respect to shares of Stock, each Participant's Account shall be credited with additional shares of Phantom Stock (including fractional shares) equal in value to the amount of the dividend paid on a single share of Stock multiplied by the number of shares of Phantom Stock (including fractional shares) credited to the Participant's Account as of the record date for dividend purposes. For purposes of crediting dividends, the value of Phantom Stock shall be determined as of the day dividends are actually paid on the Stock and in the same manner as is used for crediting deferred Compensation to Accounts.

    To the extent that a Participant's Account is credited with other Investments, the Account shall be adjusted from time to time to effect changes in value, including earnings.

    The number of shares of Phantom Stock credited to a Participant's Account shall be appropriately adjusted and modified upon the occurrence of any Stock split, reverse Stock split, Stock dividend or Stock consolidation. Notwithstanding any provision of the Plan to the contrary, upon the occurrence of a Change of Control, all shares of Phantom Stock credited to a Participant's Account shall be converted into cash in an amount equal to the product of (i) the Change of Control Stock Value, multiplied by (ii) the number of shares of Phantom Stock that have been credited to the Participant's Account as of the date of the Change of Control. The amount of cash resulting from the foregoing conversion of shares of Phantom Stock in a Participant's Account shall be paid out in a lump sum as soon as administratively practicable after the date of the Change of Control. In the event of a Change of Control, the value of any other Investments in a Participant's Account shall be converted to cash, and at the election of the Participant made on a form approved by the Administrator, shall be credited to such Participant's Account or paid out in a lump sum, no later than fifteen days after the date of the Change of Control, and income shall be credited to the Participant's Account from the date of the Change of Control to the date of distribution at the prime rate of the Bank of New York, as in effect from time to time during such period. If cash is credited to a Participant's Account under this paragraph, income shall be credited thereto from the date of the Change of Control to the date of distribution at the prime rate of the Bank of New York as in effect from time to time during such period.

             (c) Vesting. The interest of each Participant in any benefit accrued hereunder shall be fully vested and nonforfeitable at all times.

Section 5.   Distribution of Benefits.

             (a) Time of Distribution. A Participant may elect to have the balance of his or her Account distributed to him or her on or commencing (i) as soon as administratively practicable after the Participant ceases to be a Board Member, or (ii) on the January 1 occurring a stated number of years after the Participant ceases to be a Board Member, in either case, in a lump sum or in up to ten annual installments, in each case as elected by the Participant pursuant to Section 3(b). In the case of installment payments, the unpaid portion of the Participant's Account shall continue to be credited with hypothetical earnings. Such an election shall be made on the application filed with the Administrator pursuant to Section 3(b) and shall be irrevocable once made. However, a Participant may elect a different distribution date(s) for Compensation deferred in subsequent years by filing a change of deferral election as provided in
Section 3(b).

             (b) Payment Upon Death. Notwithstanding any election under Section 5(a), if a Participant dies prior to distribution of the full amount of the credit to his or her Account, the balance to the credit of the Participant's Account as of the date of the Participant's death shall be paid in a lump sum, in Stock or cash, as applicable, as soon as reasonably possible thereafter, to the Participant's Beneficiary or Beneficiaries.

             (c) Methods of Payment. Lump sum payments under the Plan shall consist of shares of Stock equal to the number of whole shares of Phantom Stock credited to the Participant's Account on the date as of which the distribution occurs and a cash payment for any fraction of a share. Installment distributions under the Plan with respect to Phantom Stock shall consist of shares of Stock equal to the number of whole shares of Stock obtained by multiplying (i) a fraction, the numerator of which shall be 1 and the denominator of which shall be the number of years remaining in the deferral period, by (ii) the number of shares of Phantom Stock credited to the Participant's Account on the date as of which the distribution occurs, and a cash payment for any fraction of a share. The portion of the Account of any Participant credited with other Investments shall be paid in cash, either in a lump sum or installment distributions, which shall be calculated in the same manner as above. Each Participant, or Beneficiary, shall be required to agree in writing that prior to distribution of any benefit under the Plan he or she will make such representations and execute such documents as are deemed by the Administrator necessary to comply with applicable securities laws.

Section 6.   Administration.

             (a) Appointment of Administrator. An Administrator, which may be one or more individuals, shall be appointed from time to time by the Chief Executive Officer of the Company or by his delegate in order to administer the Plan as provided herein.

             (b) Rights and Duties of Administrator. The Administrator, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

              (i) to compute and certify the amount and kind of benefits payable to Participants and their Beneficiaries;

             (ii) to maintain or to designate any person or entity to maintain all the necessary records for the administration of the Plan;

            (iii) to make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof; and

             (iv) to provide for disclosure of such information and filing or provision of such reports and statements to participants or Beneficiaries under this Plan as the Administrator deems appropriate.

    All actions of the Administrator shall be conclusive on all persons interested in the Plan except to the extent otherwise specifically indicated herein. The Administrator may appoint a plan administrator and agents, and delegate thereto such powers and duties in connection with the administration of the Plan as the Administrator may from time to time prescribe.

            (c) Quarterly Reports. The Administrator shall furnish each Participant with a quarterly report indicating the number of shares of Phantom Stock and/or the value of the other Investments credited to his or her Account as of the end of the preceding calendar quarter.

            (d) Information. To enable the Administrator to perform his or her functions, the Company shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their status as Board Members, their contributions, and such other pertinent facts as the Administrator may require.

            (e) Compensation, Indemnity and Liability. The Administrator shall serve without bond, except as otherwise required by law, and without compensation for his or her services hereunder. All expenses of the Administrator shall be paid by the Company and the Company shall furnish the Administrator with such clerical and other assistance as is necessary in the performance of his or her duties.

    The Administrator shall not be liable for any act or omission on his or her part. The Company shall indemnify and hold harmless the Administrator against any and all expenses and liabilities arising out of his or her administration of the Plan.

Section 7.  Amendment and Discontinuance.

            (a) Amendments. The Board shall have the right to amend the Plan from time to time, and to amend or cancel any amendments; provided, however,
                                                          --------  -------
that no amendment shall reduce any amount already credited to a Participant's Account as of the effective date of such amendment without the Participant's prior written consent.

            (b) Discontinuance of Plan. It is the expectation of the Company that the Plan will be continued indefinitely, but continuance of the Plan is not assumed as a contractual obligation of the Company, and the right is reserved by the Company at any time to reduce, suspend, or discontinue the Plan; provided, however, the Company
                                                  --------  -------
shall in no event have the power to reduce the amount already credited to a Participant's Account as of the effective date of any such reduction, suspension or discontinuance nor to discontinue the crediting of earnings on such amounts subsequent to said date. In the event of a reduction, suspension or discontinuance of the Plan, the payment of benefits accrued hereunder shall continue to be made in accordance with the provisions of the Plan.

Section 8.  General Provisions.

            (a) No Interest in Assets. No Participant or any other person shall have any interest in any shares of Stock or other Investments credited to his or her Account or in any specific asset of the Company by reason of any amount credited to him or her hereunder, nor any rights to receive any distribution under the Plan except as and to the extent expressly provided in the Plan. There shall be no funding of any benefits which may become payable hereunder. No trust shall be created in connection with or by the execution or adoption of this Plan. Any benefits which become payable hereunder shall be paid from the general assets of the Company. Nothing in the Plan shall be deemed to give any Board Member any right to participate in the Plan, except in accordance with the provisions of the Plan.

            (b) Restriction Against Assignment. The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Account shall be liable for the debts, contracts or engagements of any Participant, his or her Beneficiaries, or successors in interest, nor shall it be subject to execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever.

            (c) Receipt or Release. Any payment to any Participant or his or her Beneficiaries in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Administrator and the Company with respect to such payment and the Administrator may require such Participant or Beneficiaries, as a condition precedent to such payment, to execute a receipt and release to such effect.

            (d) Payment on Behalf of Minor. In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator, in his or her sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Administrator and the Company.

            (e) Forfeiture. Any payment or distribution to a Participant under the Plan which is not claimed by the Participant, any Beneficiary or any other person entitled thereto within three years after becoming payable shall be forfeited and canceled and shall remain with the Company and no other person shall have any right thereto or interest therein. The Company shall not have any duty to give notice that amounts are payable under the Plan to any person other than the Participant and the designated Beneficiary.

         (f) Withholding. The Company may deduct from the amount of all distributions or deferrals under the Plan any taxes required to be withheld pursuant to applicable law.

         (g) Governing Law. This Plan shall be construed, administered and enforced according to the laws of the State of Colorado.

         (h) Captions. Captions in this Plan are not part of the provisions hereof and shall have no force or effect.

         (i) Successors and Assigns. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

         (j) Effective Date. The Plan, as amended and restated herein, shall be effective as of January 1, 1999. The Plan was originally effective as of May 5, 1994.